UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 14, 2014

ADTRAN, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-24612	63-0918200
(State of Incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

901 Explorer Boulevard,

Huntsville, Alabama 35806-2807

(Address of principal executive offices, including zip code)

(256) 963-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 14, 2014, the Board of Directors appointed Kathryn Walker as a director filling the previously existing vacancy until the 2015 Annual Meeting of Stockholders.

In connection with her appointment to the Board of Directors, Ms. Walker will be eligible to receive ADTRAN’s standard annual compensation for non-employee directors, as has been previously disclosed. Accordingly, Ms. Walker will be entitled to an annual payment for her services as a member of the Board of Directors, reimbursement for certain expenses and participation in the 2010 Directors Stock Option Plan.

There are no arrangements or understandings between Ms. Walker and any other persons pursuant to which Ms. Walker was named a director of ADTRAN. There have been no transactions since the beginning of ADTRAN’s last fiscal year, and there are no currently proposed transactions, in which ADTRAN was or is to be a participant and in which Ms. Walker or any member of her immediate family had or will have any interest, that are required to be reported under Item 404(a) of Regulation S-K.

A copy of ADTRAN’s press release announcing such appointment is attached as Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release dated May 16, 2014

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on May 20, 2014.

ADTRAN, Inc.
(Registrant)

By:/s/ James E. Matthews
James E. Matthews Senior Vice President – Finance, Chief Financial Officer, Treasurer,
Secretary and Director
(Principal Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated May 16, 2014